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                                                                   EXHIBIT 10.41

                           THIRD FORBEARANCE AGREEMENT

      THIS THIRD FORBEARANCE AGREEMENT (the "Third Forbearance Agreement"), expiring on September 14, 2001, is entered into by and among STANDARD AUTOMOTIVE CORPORATION ("SAC"), ARELL MACHINING LTD. ("ARELL"), formerly known as CRITICAL COMPONENTS CANADA LTD. (SAC and Arell each a "Borrower" and collectively, the "Borrowers"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), ING (U.S.) CAPITAL LLC ("ING"), FLEET NATIONAL BANK, as successor to SUMMIT BANK, SOVEREIGN BANK, THE BANK OF NEW YORK, KEYBANK NATIONAL ASSOCIATION, OCEANFIRST BANK, and FIRSTAR BANK, N.A. (each a "Bank" and collectively the "Banks"), PNC as Administrative Agent (PNC in such capacity, the "Administrative Agent"), ING as Syndication Agent (ING in such capacity the "Syndication Agent"), and PNC CAPITAL MARKETS, INC. and ING BARINGS LLC as Joint Arrangers.

                                   BACKGROUND

      Borrowers, Banks, and Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of April 25, 2000, between and among the Borrowers, Banks, and Administrative Agent (as amended, supplemented, or otherwise modified from time to time, the "Agreement") pursuant to which Administrative Agent and Banks provide Borrowers with certain financial accommodations.

      There are various Events of Default now existing under the Agreement as described in a series of default letters dated December 19, 2000, January 23, 2001, February 8, 2001, February 14, 2001, and in the acceleration letter dated July 27, 2001, sent by Administrative Agent to Borrowers. Borrowers also have failed to make the principal and interest payments that were due to Banks on March 31, and June 30, 2001, which are additional Events of Default. Other Events of Default may exist. (Collectively, these Events of Default are the "Designated Defaults.") The forbearance periods under the Forbearance Agreement dated April 2, 2001, and the Second Forbearance Agreement effective May 21, 2001 (collectively, the "Previous Forbearance Agreements") have expired. By reason of the Designated Defaults, and by way of the acceleration letter dated July 27, 2001, Administrative Agent and Banks terminated the Commitments and declared the Loans, Notes, and other amounts owed under the Agreement to be due and payable immediately.

      Borrowers requested that Administrative Agent and Banks withdraw the acceleration letter, and forbear for a period of time from again accelerating the Indebtedness and from exercising their rights and remedies under the Loan Documents, or otherwise. Pursuant to the letter dated August 9, 2001, Administrative Agent and Banks withdrew the July 27th acceleration letter subject to the terms of the August 9th letter, which was executed by the Borrowers. The parties have now agreed to enter into this Third Forbearance Agreement.

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      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore made to or for the account of either Borrower and in consideration of the forbearance by Administrative Agent and Banks, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

           2. Acknowledgement. Borrowers acknowledge that the Designated Defaults, among other Events of Default, have occurred and exist as of the date hereof, and that each Borrower is unconditionally obligated to pay all of the Loans, all without defense, setoff, or counterclaim of any kind or nature whatsoever.

           3. Outstanding Loans and obligations under the Loan Documents. Each Borrower affirms and acknowledges that (i) as of August 10, 2001, there was due and owing to Administrative Agent and Banks, under the Agreement, the principal amount of Loans as set forth on Exhibit A to this Agreement, together with accrued interest thereon and costs and expenses; (ii) all such Loans and other obligations of Borrowers under the Loan Documents are valid obligations of Borrowers, and there are no claims, setoffs, or defenses to the payment by any Borrower of the Loans or any of the other obligations of the Borrowers under the Loan Documents; and (iii) the Agreement and the other Loan Documents are and shall continue to be legal, valid, and binding obligations and agreements of Borrowers enforceable in accordance with their terms.

           4. Forbearance. Subject to the provisions of ss. 7 below, during the period commencing as the date of the execution of this Third Forbearance Agreement, and ending on the earlier to occur of (i) September 14, 2001, or (ii) the date of any Forbearance Default as defined in ss. 6 hereof (the "Forbearance Period"), Administrative Agent and Banks will forbear from exercising their rights and remedies under the Loan Documents with respect to the Designated Defaults.

           5. Additional Agreements. Subject to the terms and conditions of this Third Forbearance Agreement, and as consideration for Administrative Agent and Banks entering into this Third Forbearance Agreement:

           (a) Each Borrower acknowledges its continuing obligation under ss. 12.5 of the Agreement and under the various Loan Documents and guarantees to pay or to reimburse Administrative Agent and Banks for the expenses of any professionals and consultants engaged by the Administrative Agent or Banks, including but not limited to the expenses incurred by Administrative Agent and Banks for the professionals and consultants listed on Exhibit B.

           (b) Borrowers affirm their agreement under the Previous Forbearance Agreements that interest has been and is accruing on the unpaid balances under any of the Loans and on any other payment obligations under the Agreement at the Default Rate set forth in ss. 5.3 of the Agreement, and that all of the Loans shall be deemed to be Base Rate Loans.


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           (c) In addition to any requirements in the Loan Documents, Borrowers agree to provide the following documents and reports together with such additional financial and other reporting on which Administrative Agent and Borrowers mutually agree: (i) copies of all past communications not already provided to Administrative Agent and Banks and copies of all future communications with the Internal Revenue Service concerning outstanding excise taxes of Borrowers or any of their Subsidiaries, and biweekly reporting on the status of Borrowers' or any of their Subsidiaries' negotiations with the Internal Revenue Service; and (ii) the financial reporting items listed on Exhibit C to this Third Forbearance Agreement.

           (d) Each Borrower agrees that without the written consent of Banks it will make no payments of principal or interest or dividends or distributions of any kind to the holders of equity interests (whether common, preferred, or otherwise) or subordinated debt of Borrowers or any of their Subsidiaries, or to the holders of the Ranor Notes or any notes issued in connection with the Arell Acquisition or the Airborne Acquisition. Each Borrower further agrees that without the written consent of the Banks it will not make any payments pursuant to ss. 3.5(b) of the Arell Stock Purchase Agreement dated March 3, 2000, with the Collateral or with the proceeds of Collateral. Each Borrower represents and warrants that since at least December 19, 2000, no dividends or distributions of any kind to the holders of equity interests have been paid, and that since at least December 19, 2000, no payments under ss. 3.5(b) of the Arell Stock Purchase Agreement have been made.

           (e) Each Borrower agrees that it will not request, and the Banks will not make, advances under the Revolving Credit Commitment or under the Interim Revolving Credit Commitment during the Forbearance Period.

           (f) Substantially simultaneously with the execution of this Third Forbearance Agreement, Borrowers shall advise in writing on the status of the sale of the vertical-boring machine of Ranor. The net proceeds of the sale of the vertical-boring machine of Ranor shall be paid to Administrative Agent and applied to reduce Borrowers' Indebtedness. The net proceeds from the sale of any other Collateral shall be paid to Administrative Agent and applied to reduce Borrowers' Indebtedness in accordance with ss. 9.5 of the Agreement.

           (g) This Third Forbearance Agreement is without prejudice to the Banks' rights concerning any agreements between Borrowers and any of their Subsidiaries, and Steven Merker and William Merker. Borrowers and their Subsidiaries shall make no prepayments to Steven Merker and William Merker under any agreement.

           (h) Borrowers and their Subsidiaries agree that Critical Components Corporation shall not pledge the stock in Arell that has not already been pledged under the Canadian Pledge.

           (i) Borrowers and their Subsidiaries agree that they will not enter into any agreement with the Internal Revenue Service or any other taxing authority in connection with any tax refunds, commit any tax refunds to the Internal Revenue Service, to any other taxing authority, or to any other entity, or use or dispose of any tax-refund proceeds that Borrowers or any Subsidiaries receive without the written consent of Banks. Borrowers and their Subsidiaries agree to provide Administrative Agent with all financial data necessary to enable the Bank Group to calculate the allocation of any tax refund to each Borrower and Subsidiary.


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           (j) Simultaneously with or before the execution of this Third
Forbearance Agreement by Borrowers and their Subsidiaries, which shall be no later than August 15, 2001, Borrowers shall pay the outstanding professional expenses set forth on Exhibit B directly to the billing vendors. Borrowers shall pay $50,000 to Administrative Agent on or before each of the following dates: (i) August 10, 2001, (ii) August 15, 2001, (iii) August 22, 2001,
(iv) August 29, 2001, (v) September 5, 2001, and (vi) September 12, 2001.

           (k) By August 31, 2001, Borrowers shall provide Administrative Agent and Banks with a business plan and time line for a short-term repayment of the bank debt through the marketing and disposition of assets of Borrowers and their Subsidiaries prepared by Carl Marks Consulting Group LLC ("Carl Marks"). Borrowers agree to meet with Administrative Agent and Carl Marks on September 11, 2001, to discuss Carl Marks's written plan to sell assets of the Borrowers.

           (l) Borrowers shall begin immediately the process of meeting with and interviewing investment bankers and shall promptly advise the Administrative Agent of such meetings. By September 14, 2001, Borrowers shall hire an investment banker that is acceptable to Administrative Agent and Banks.

           (m) The provisions of subsections (c), (d), (e), (f), (h), (i), and
(j) of this ss. 5 expressly survive the expiration of the Third Forbearance Agreement, except, to the extent not inconsistent with Borrowers' obligations under the Agreement and Loan Documents, that subsections (c), (d), and (e) of this ss. 5 shall terminate on the date that Borrowers cease to be in Default and no Event of Default exists. A violation of any of these subsections by any Borrower or Subsidiary shall constitute an Event of Default under this Third Forbearance Agreement and under ss. 10 of the Agreement.

           6. Forbearance Defaults. Each of the following shall constitute a Forbearance Default:

           (a) The existence of an Event of Default under the Agreement (other than the Designated Defaults);

           (b) Either Borrower fails to keep or perform any of the covenants or agreements contained herein;

           (c) Any representation or warranty of either Borrower contained herein is false, misleading, or incorrect in any material respect; or

           (d) The Internal Revenue Service files a Notice of Tax Lien in connection with either Borrower or any Subsidiary that does not provide for its subordination, in a writing satisfactory to Banks, to the amounts due and owing or to be due and owing to Banks under the Agreement and to all of the Liens and security interests granted to Administrative Agent and Banks under the Agreement and the Loan Documents.


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On the occurrence of a Forbearance Default, all Loans shall, at Required Banks option, be immediately due and payable and Administrative Agent shall be entitled immediately to exercise all of its rights and remedies under the Loan Documents or otherwise.

           7. Conditions of Effectiveness. This Third Forbearance Agreement shall become effective (the "Effective Date") only on the date when each of the following conditions precedent have been satisfied: (i) Administrative Agent shall have received a copy of this Agreement executed by Borrowers and Banks;
(ii) Administrative Agent shall have received such other supporting documents, instruments and certificates as Administrative Agent shall reasonably request, including without limitation the Consents of the Guarantors and Pledgors; (iii) Borrowers shall pay the legal and professional expenses listed in Exhibit B;
(iv) Administrative Agent shall have received the $50,000 payment due by August 15, 2001; (v) Borrower shall have brought all financial reporting listed on Exhibit C current to the satisfaction of Administrative Agent, including those listed as items 2, 5, 6, and 7 for the week ending August 3, 2001, and the month ending June 30, 2001, as applicable; (vi) Administrative Agent shall have received a copy of the employment contract with Matthew Burris; (vii) Administrative Agent shall have received a copy of the engagement letter with McFarland Dewey; and (viii) Administrative Agent shall have received the executed original de-acceleration letter dated August 9, 2001. In no event shall this Third Forbearance Agreement become effective unless each of the conditions precedent have occurred by August 15, 2001.

           8. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

           (a) This Third Forbearance Agreement, the Agreement as amended hereby, including but not limited to ss. 9.5 of the Agreement, and all other Loan Documents (collectively, the "Documents") constitute legal, valid, and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their terms.

           (b) As to each Borrower, other than the Designated Defaults, no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Third Forbearance Agreement.

           (c) Each Borrower has no defense, counterclaim, or offset with respect to the Documents or underlying transactions.

           (d) Each Borrower has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Third Forbearance Agreement and to perform its obligations hereunder. This Third Forbearance Agreement has been duly executed and delivered by Borrowers.

           (e) Borrowers' execution, delivery, and performance of this Third Forbearance Agreement does not and will not (i) violate any law, rule, regulation, or court order to which either Borrower is subject, (ii) conflict with or result in a breach of each Borrower's Articles of Incorporation, By-Laws, or any agreement or instrument to which either Borrower is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest, or encumbrance on any property of either Borrower, whether not owned or hereafter acquired, other than liens in favor of Administrative Agent.


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           (f) The recitals set forth in the Background paragraph above are truthful and accurate and are an operative part of this Third Forbearance Agreement.

           (g) Administrative Agent has and will continue to have a valid first-priority lien and security interest in all Collateral, and Borrowers expressly reaffirm all security interests and Liens granted to Administrative Agent pursuant to the Loan Documents.

           9. Waiver. Each Borrower waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs, or other rights that they may have to contest (a) any Designated Defaults that have been declared or any Events of Default that could be declared by Administrative Agent; (b) any provision of the Loan Documents, the Previous Forbearance Agreements, or this Third Forbearance Agreement; (c) the security interest of Administrative Agent in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral; or (d) the conduct of Administrative Agent in administering the financing arrangements between Borrowers and Banks.

           10. Release. Each Borrower hereby releases, remises, acquits, and forever discharges Administrative Agent, Banks, the Syndication Agent, and the Joint Arrangers together with their employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties") from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to the Previous Forbearance Agreements, this Third Forbearance Agreement, the Agreement, or the Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Borrowers acknowledge that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

           11. Governing Law. This Third Forbearance Agreement has been delivered to and accepted by Administrative Agent and Banks, and will be deemed to be made in the State and interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State indicated in the Loan Agreement, excluding its conflict-of-laws rules.

           12. JURY TRIAL WAIVER. THE BORROWERS EXPRESSLY RATIFY AND CONFIRM THE WAIVER-OF-JURY-TRIAL PROVISIONS CONTAINED IN THE AGREEMENT AND THE LOAN DOCUMENTS. BORROWERS, ADMINISTRATIVE AGENTS, BANKS, THE SYNDICATION AGENT, AND THE JOINT ARRANGERS WAIVE THE RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO ANY ASPECT OF THIS THIRD FORBEARANCE AGREEMENT.


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           13. Effect and Construction of Forbearance Agreement. Except as
expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Third Forbearance Agreement shall not be construed to:

           (a) impair the validity, perfection, or priority of any lien or security interest securing the Loans or any of the other obligations of the Borrowers under the Loan Documents;

           (b) waive or impair any rights, powers, or remedies of Administrative Agent under, or constitute a waiver of any provision of the Loan Documents on termination of the Forbearance Period; or

           (c) constitute an agreement by Administrative Agent or Banks or require the Administrative Agent or Banks to extend the Forbearance Period, grant additional forbearance periods, extend the time for payment of any of the Loans or any of the other obligations of Borrowers, or provide any financial accommodation under the Loan Documents.

           14. Conflicts. If any express conflict between the terms of this Third Forbearance Agreement and any of the Loan Documents arises, this Third Forbearance Agreement shall govern.

           15. Presumptions. Borrowers acknowledge that they have consulted with and been advised by counsel and such other experts and advisors as each has deemed necessary in connection with the negotiation, execution, and delivery of this Third Forbearance Agreement and have participated in the drafting hereof. Therefore, this Third Forbearance Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Third Forbearance Agreement or any part hereof to be drafted.

           16. Expenses. Borrowers shall pay all reasonable costs, fees, and expenses of Administrative Agent (including the costs, fees, and expenses of Administrative Agent's counsel) incurred by Administrative Agent in connection with the negotiation, preparation, administration, and enforcement of this Third Forbearance Agreement.

           17. Entire Agreement. This Third Forbearance Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Borrowers have not relied on any agreements, representations, or warranties of Administrative Agent or any Bank, except as specifically set forth herein. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto. Borrowers acknowledge that they are not relying on oral representations or statements inconsistent with the terms and provisions of this Third Forbearance Agreement.


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           18. Further Assurance. Borrowers shall execute such other and further documents and instruments as Administrative Agent may reasonably request to implement the provisions of this Third Forbearance Agreement.

IN WITNESS WHEREOF, this Third Forbearance Agreement has been duly executed as of the day and year first written above.

                               STANDARD AUTOMOTIVE CORPORATION

                               By:  /s/ JAMES F. O'CROWLEY, III
                                  --------------------------------------------
                                    Name:  James F. O'Crowley, III
                                    Title: Director


                               ARELL MACHINING LTD.

                               By:  /s/ JAMES F. O'CROWLEY, III
                                  --------------------------------------------
                                    Name:  James F. O'Crowley, III
                                    Title: Asst. Secretary


                               PNC BANK, NATIONAL ASSOCIATION, as
                               a Bank and as Administrative Agent

                               By:  /s/ JAMES R. DE GENOVA
                                  ---------------------------------
                                    Name:  James R. De Genova
                                    Title: Vice President


                               ING (U.S.) CAPITAL LLC, as a Bank and as
                               Syndication Agent

                               By:  /s/ ROBERT FELLOWS
                                  ---------------------------------
                                    Name:  Robert L. Fellows
                                    Title: Director


                               FLEET NATIONAL BANK, as successor
                               to SUMMIT BANK

                               By:  /s/ STEPHEN HILL
                                  ---------------------------------
                                    Name:  Stephen Hill
                                    Title: Vice President


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                               SOVEREIGN BANK


                               By:
                                  ---------------------------------
                                    Name:
                                    Title:


                               THE BANK OF NEW YORK

                               By:  /s/ EDWARD J. DESALVIO
                                  ---------------------------------
                                    Name:  Edward J. DeSalvio
                                    Title: Vice President


                               KEY BANK NATIONAL ASSOCIATION


                               By:
                                  ---------------------------------
                                    Name:
                                    Title:


                               OCEANFIRST BANK

                               By:  /s/ WM. J. RUCKERT
                                  ---------------------------------
                                    Name:  Wm. J. Ruckert
                                    Title: Senior Vice President


                               FIRSTAR BANK, N.A.

                               By:  /s/ DANIEL J. FALSTAD
                                  ---------------------------------
                                    Name:  Daniel J. Falstad
                                    Title: Attorney in Fact


                               PNC CAPITAL MARKETS, INC., as a
                               Joint Arranger

                               By:  /s/ MICHAEL NARDO
                                  -----------------------------
                                    Name:  Michael Nardo
                                    Title: Vice President


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                               ING BARINGS, LLC, as a Joint
                                    Arranger

                               By:  /s/ ROBERT FELLOWS
                                  ---------------------------------
                                    Name:  Robert L. Fellows
                                    Title: Director


















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